Exhibit 4.3(b)

This FIRST SUPPLEMENTAL TRUST AGREEMENT is effective as of this 21st day of June, 2011.

WHEREAS:

A.	Masonite Inc. (formerly Masonite Worldwide Holdings Inc.) (the “Company”) and Computershare Trust Company of Canada (the “Warrant Agent”), as warrant agent, entered into a warrant agreement dated as of June 9, 2009 (the “Warrant Agreement”) in respect of the 2014 Warrants and 2016 Warrants (each as defined in the Warrant Agreement and collectively, the “Warrants”).

B.	A return of capital in the amount of US$4.54 per share will be distributed on June 21, 2011 to shareholders of the Company on record as of May 17, 2011 (the “Return of Capital”).

C.	In accordance with the terms of the Warrants, the Return of Capital payment to shareholders of the Company shall result in a decrease in the Exercise Price of the Warrants equal in amount to the per share Return of Capital.

D.	The Company and the Warrant Agent wish to enter into this First Supplemental Agreement (this “agreement”) in accordance with Section 7.1 of the Warrant Agreement in order to reflect the adjustment to the Exercise Price of the Warrants being made in accordance with the terms thereof resulting from the Return of Capital.

NOW THEREFORE, the parties hereto hereby covenant, undertake and declare as follows:

1. Expressions and Definitions

Unless otherwise defined herein, all expressions and definitions contained in this agreement shall have the same meaning as the corresponding expressions and definitions in the Warrant Agreement.

2. Amendment

Section 2 of the form of Warrants shall be amended to change “$55.31 per Share” to “50.77 per Share”.

3. Amended and Restated Form of Warrants

The form of 2014 Warrants and 2016 Warrants, amended and restated to reflect the amendment referred to immediately above, are hereby attached as Appendices A and B, respectively.

4. Ratification and Confirmation

As amended and modified by this agreement, the Warrant Agreement is in all respects ratified and confirmed and, along with this agreement, shall be read, taken and construed as one and the same agreement and, where the terms herein are inconsistent with those of the Warrant Agreement, the terms of this agreement shall govern and be binding upon the parties.

5. Further Assurances

The parties hereto covenant and agree, from and after the execution of this agreement, to sign such other instruments, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part of it.

6. Governing Law

This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7. Binding Effect

This agreement shall enure to the benefit of, and be binding upon, the parties hereto and their heirs, legal representatives, successors and assigns, as the case may be.

8. Counterparts

This agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

MASONITE INC.

Per:	/s/ Rose Murphy
	Name: Title:	Rose Murphy Vice President and Assistant Corporate Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Danny Snider
Name: Danny Snider
Title: Corporate Trust Officer

Per:	/s/ Kemi Atawo
Name: Kemi Atawo
Title: Corporate Trust Officer

Appendix A

Execution Copy

THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, MADE AS OF JUNE 9, 2009 TO WHICH THE COMPANY AND ITS SHAREHOLDERS ARE PARTIES AND THE ARTICLES OF THE COMPANY, AND ANY HOLDER OF SHARES OF THE COMPANY (WHETHER ACQUIRED UPON ISSUANCE OR TRANSFER) SHALL BE, AND BE DEEMED TO BE A PARTY TO AND BOUND BY THAT AGREEMENT AND THE ARTICLES OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SO LONG AS THE DEPOSITORY TRUST COMPANY, CDS CLEARING AND DEPOSITORY SERVICES INC., AND/OR ANY OF THEIR NOMINEES IS THE REGISTERED OWNER OF ANY WARRANTS, UNLESS (I) THE BOARD OF DIRECTORS OF THE COMPANY PROVIDES OTHERWISE OR (II) A PUBLIC OFFERING OF SHARES HAS OCCURRED, OWNERS OF BENEFICIAL INTERESTS IN SUCH WARRANTS WILL NOT BE ENTITLED TO HAVE SUCH WARRANTS REGISTERED IN THEIR NAMES.

ALL REFERENCES IN THIS WARRANT TO THE HOLDER OR OWNER OF THIS WARRANT SHALL BE DEEMED TO ALSO REFER TO THE HOLDER OR OWNER OF A BENEFICIAL INTEREST IN THIS WARRANT.

Warrant No.	Void after June 9, 2014

MASONITE INC.

WARRANT TO PURCHASE SHARES

This WARRANT TO PURCHASE SHARES (this “Warrant”) is issued to Cede & Co. (the “Holder”), by Masonite Inc., a corporation continued under the laws of British Columbia (the “Company”).

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to 3,333,334 fully paid and nonassessable Shares as such term is defined in Section 4(o), subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Warrant Shares”).

2. Exercise Price. The exercise price for the Warrant Shares shall be $50.77 per Share, subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Exercise Price”).

3. Exercise Period. Subject to the provisions of Section 6, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 16 hereof.

4. Definitions.

(a) 1934 Act. The term “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

(b) Affiliate. The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.

(c) Appraiser. The term “Appraiser” shall mean a nationally recognized independent investment banking firm in the U.S. or Canada.

(d) Articles. The term “Articles” shall mean, collectively, the Notice of Articles and the Articles of the Company.

(e) Change of Control Transaction. The term “Change of Control Transaction” shall mean a transaction that is a Drag-Along Sale as defined in the Articles, as in effect on the date hereof, and which, for the avoidance of doubt, shall include a sale or merger of the Company, approved by the board and by holders of Shares holding at least 50% of the then issued and outstanding Shares.

(f) Control. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g) Exercise Date. The term “Exercise Date” shall mean the date on which the Warrant is exercised pursuant to Section 5, including payment of the Exercise Price thereof pursuant to Section 5.

(h) Fair Market Value. The term “Fair Market Value” shall mean, as of any date of determination, (A) in the case of an Extraordinary Distribution (as such term is defined in Section 10(c)), the fair market value of any securities or assets paid, distributed or acquired, as the case may be, (B) in the case of Section 5(b) and Section 6, the fair market value of the Warrant Shares and the Warrants, respectively, which shall be determined based on such factors as the Person making such determination shall consider relevant, including without limitation (v) the aggregate fair market value of the equity of the Company and its subsidiaries, on a consolidated basis, on the date of determination, (w) the risk free rate at the time of valuation, (x) the Exercise Price, (y) the amount of time remaining in the Exercise Period (assuming the Warrant remained exercisable until the date set forth in Section 16 and was not earlier terminated pursuant to Section 6) and (z) the volatility of the equity value of the Company and its subsidiaries, on a consolidated basis assuming the equity of the Company were publicly traded, which volatility shall be no greater than the amounts set forth in Exhibit C for the time periods set forth thereon; provided, that, in the case of Section 6, if the consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) paid in such transaction exceeds the Exercise Price, the fair market value of this Warrant shall be deemed to equal the greater of (i) the excess of such consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) over the Exercise Price or (ii) an amount equal to fifty percent of the fair market value of this Warrant at the time of the consummation of the Change of Control Transaction(such fair market value to be determined in accordance with clauses (v) through (z) of this definition, provided that the aggregate fair market value of equity pursuant to clause (v) above shall be deemed to give rise to a value per Share equal to the Exercise Price), or (C) in the case of Section 12, the fair market value of the Shares. For the avoidance of doubt, the Appraiser shall not, in considering the factors enumerated in clause (B) of the preceding sentence, take into account any discounts for minority status or if the holder of the Warrant Shares, Shares or Warrants controls the Company, any premium that such holder of the Warrant Shares, Shares or Warrants would receive in an arms-length transfer of such Warrant Shares, Shares or Warrants as a result of such holder transferring control of the Company, unless such premium is available to all holders of the same securities.

(i) Marketable Securities. The term “Marketable Securities” shall mean securities that are (i) traded on an established U.S. national or non-U.S. securities exchange or (ii) reported through NASDAQ or established over-the-counter trading system, in each cases of clauses (i) and (ii) for which there is a public float of at least $20 million held by non-Affiliates of the Company.

(j) Plan. The term “Plan” shall mean, together, the plan of arrangement effected on June 9, 2009 pursuant to Section 192 of the Canada Business Corporations Act, and the Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code completed on June 9, 2009.

(k) Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(l) Public Offering. The term “Public Offering” shall mean an offering of Shares to the public in the United States by means of a U.S. Prospectus, where the securities are thereafter listed for trading on the New York Stock Exchange or on any other nationally recognized stock exchange or active over-the-counter market in North America acceptable to the Board of Directors of the Company.

(m) “Qualified Initial Public Offering. The term “Qualified Initial Public Offering” shall mean the completion of an underwritten Public Offering representing at least 10% of the Fully Diluted Eligible Shares of the Company, other than registrations on Form S-4 (business combinations) or Form S-8 (employee benefit plans).

(n) Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(o) Shares. The term “Shares” shall mean the Company’s common shares or other shares and other securities into which such shares are converted, exchanged or reclassified.

(p) Shareholders’ Agreement. The term “Shareholders’ Agreement” shall mean the shareholders’ agreement dated June 9, 2009 adopted pursuant to the Plan as amended, modified or supplemented from time to time; provided, that any amendment, modification or supplement that treats the Warrant holders in an inconsistent and adverse manner as contrasted to the holders of the Shares shall not be effective as to the Warrant holders without the prior written consent of Persons holding more than 50.1% of the Warrants as of the time of the applicable amendment, modification or supplement.

(q) Trading Day. The term “Trading Day” shall mean with respect to the Shares a day during which trading of the Shares generally occurs on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, on the automated quotation system on which the Shares are then authorized for quotation.

(r) Transfer. The term “Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of this Warrant, any interest or rights in this Warrant, including without limitation any beneficial interest.

(s) U.S. Prospectus. The term “U.S. Prospectus” shall mean any prospectus included in any registration statement under the Securities Act, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, Canadian wrappers (to the extent determined necessary and/or desirable by the Board of Directors of the Company) and all materials incorporated by reference therein.

(t) Volume Weighted Average Price. The term “Volume Weighted Average Price” of the Shares on any date means the volume weighted average sale price per share on such date on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, an automated quotation system on which the Shares are then listed or authorized for quotation.

5. Method of Exercise.

(a) Subject to Section 3, the Holder may exercise this Warrant, in whole or in part, by delivering this Warrant to the principal office of the Company (or to such other place as the Company shall notify the Holder hereof in writing) (i) a written notice of exercise in the form of Exhibit A (an “Exercise Notice”), and (ii) either (A) a statement by the Holder of its election to exercise this Warrant on a cashless basis as described in Section 5(b) or (B) payment of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased by the Holder upon exercise of the Warrant in immediately available funds (the “Aggregate Exercise Price”). The Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

(b) Beginning on the date that is six months prior to the expiration of this Warrant, in lieu of paying the Exercise Price in cash upon exercise of this Warrant, the Holder may elect to forfeit that number of Warrant Shares which have a Fair Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased (“Net Issuance”). If the Holder elects the Net Issuance method of payment, the Company shall issue to the Holder upon exercise a number of Warrant Shares determined in accordance with the following formula:

X =	Y (A-B)
A

where: X = the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =	the Fair Market Value of one (1) Warrant Share on the Exercise Date; and

B =	the Exercise Price.

(c) As a condition to the exercise of this Warrant, prior to any Shares being issued, unless the Holder is already a party to the Shareholders’ Agreement at the time of the proposed exercise, the Holder shall execute and deliver to the Company a joinder agreement to the Shareholders’ Agreement; provided however, that the foregoing restriction shall cease to apply after a Qualified Initial Public Offering.

(d) No Shares will be issued upon exercise of this Warrant unless the Shares are issued through a depository and beneficial ownership in such Share is to be held through a bank or broker that is already considered a holder of the Shares for purposes of determining the number of holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering.

6. Exercise In the Event of a Change of Control Transaction. Upon the consummation of a Change of Control Transaction, this Warrant shall be automatically cancelled and deemed surrendered to the Company and the Company shall pay in exchange therefor immediately available funds in an amount equal to the Fair Market Value of this Warrant.

7. New Warrant If this Warrant is exercised in part, then the Company shall issue, or cause to have issued, to the Holder a new warrant with identical terms to this Warrant, but with the amount of Shares subject to such new warrant being reduced by the number of Shares theretofore issued pursuant to all exercises of the purchase rights evidenced by this Warrant or any replacement thereof.

8. Payment of Taxes. The Company shall pay any documentary, stamp or similar issue or transfer taxes with respect to the issue or delivery of the Warrant Shares. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Shares in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

9. Reservation and Registration of Shares. The Company covenants and agrees to the Holder and the Warrant Agent as follows:

(a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

(b) The Company shall at all times keep available and free from preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

(c) The Company shall not, by amendment of its Articles through any reorganization, transfer of assets, spin off, consolidation, merger, amalgamation dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant.

10. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional Shares as a dividend, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. If the number of Warrant Shares is adjusted as provided for in this Section 10(a), the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately after such adjustment.

(b) Reclassification, Reorganization and Consolidation. Except as provided in Section 6, in case of any reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 10(a)), then the Company shall make appropriate provision so that the Holder shall have the right at any time thereafter and prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant in whole for all Warrant Shares, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, reorganization or change by a holder of the same number of Shares as the number of Warrant Shares immediately prior to such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change. In any such case the Board of Directors of the Company shall determine in good faith other appropriate provisions with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any securities and property deliverable upon exercise hereof.

(c) Extraordinary Distributions. If the Company shall at any time prior to the expiration of this Warrant (i) make distributions (by dividend or otherwise) of any assets to all of the holders of the Shares (other than to those holding restricted Shares) (including but not limited to cash, securities, or warrants to purchase securities (including but not limited to the Shares)), other than a regular dividend following a Public Offering, (ii) grant rights to purchase securities to all of the holders of the Shares (other than to those holding restricted Shares), (iii) offer securities of the Company to all of the holders of the Shares (other than to those holding restricted Shares), regardless of whether or not all such holders purchased such securities, or (iv) make any offer to purchase all of the Shares (other than to those holding restricted Shares), in the case of clauses (ii) and (iii) at a price below Fair Market Value, and in the case of clause (iv) at a price above Fair Market Value, and in each case of clauses (i), (ii), (iii) and (iv) other than as described in Section 10(a) or Section 10(b) (any such non-excluded event being referred to herein as an “Extraordinary Distribution”), then the Exercise Price shall be decreased, effective immediately after (x) the record or other distribution date of such Extraordinary Distribution, by the amount of cash and/or Fair Market Value of any securities or assets paid or distributed on each Share in respect of such Extraordinary Distribution, (y) in the case of clauses (ii) and (iii), on the date of the issuance of such securities by the amount attributable to each outstanding Share of the excess of the amount of proceeds such securities would have produced had they been sold at Fair Market Value over the actual amount of proceeds or (z) in the case of clause (iv), on the date of the consummation of such offer to purchase the Shares by the amount attributable to each outstanding Share of the excess of the consideration paid for the Shares over the Fair Market Value of the Shares.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder and the Warrant Agent of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant and, if applicable, the adjusted Exercise Price.

(e) Other Notices. In case at any time or from time to time the Company shall enter into any agreement regarding a transaction described in Section 6 or Section 10 then the Company shall promptly send the Holder and the Warrant Agent a notice stating, as applicable (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for shares of stock or other securities or property or cash deliverable upon such transaction.

(f) Par Value of Shares. In no event shall the Exercise Price be adjusted below zero.

11. Determination of Fair Market Value.

(a) Determination. In the case of clauses (A) and (C) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by the Board of Directors of the Company acting in good faith and after considering the advice of independent financial experts. In the case of clause (B) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by mutual agreement between (i) Persons holding more than 50.1% of the Warrants and (ii) the Company; provided, that in determining whether the requisite number of Warrant holders have agreed to such Fair Market Value, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded; provided further, that if such agreement is not reached within twenty days (in the case of a determination in connection with a Change of Control Transaction) or sixty days (in all other cases) following a request by the Holders for a determination of Fair Market Value then the parties shall submit such dispute (any such dispute, a “Fair Market Value Dispute”) to the Appraiser for resolution by it within thirty days thereafter; provided, further, that the Exercise Period shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders; provided, further, that in connection with a Change of Control Transaction the time periods set forth on Exhibit C shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders. Notwithstanding anything contained herein , in each case of clauses (A), (B) and (C) of the definition of Fair Market Value following a Public Offering and if the Shares are then Marketable Securities, the fair market value of the Shares shall be deemed to equal the average of the Volume Weighted Average Prices of the Shares during a period of twenty consecutive Trading Days ending on the Exercise Date or the date the Change of Control Transaction is first announced, as applicable. At the time of submission of the Fair Market Value Dispute to the Appraiser, the parties shall each submit to the Appraiser and to each other a memorandum explaining its respective position on the Fair Market Value Dispute in such detail as they may deem appropriate. The Appraiser, as soon as reasonably practicable after submission, shall consult with the parties jointly and decide the Fair Market Value Dispute. Each of the parties shall cooperate with the Appraiser and provide it with such access and information as such firm may require in order to render its determination. The Appraiser shall render such decision and report to the parties in writing specifying the reasons for its decision in reasonable detail, not later than thirty days following the date the Fair Market Value Dispute was submitted to it. The determination of the Appraiser shall be final, binding and conclusive, including through the expiration of this Warrant, and shall not be subject to appeal and shall be deemed to have been accepted by the parties; provided, that if such determination is rendered in connection with a Change of Control Transaction, any determination of Fair Market Value delivered by the Appraiser in connection therewith shall not be binding upon the parties if such Change of Control Transaction is not consummated.

(b) Appraiser. Within five business days after the twenty day or sixty day period (as applicable) described in Section 11(a) the Company shall give each of the Warrant holders and the Warrant Agent notice that the Appraiser will be appointed and the Appraiser shall be appointed by the Company within five business days after such notice is provided subject to the consent of Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded), which consent shall not be unreasonably withheld and which consent shall be presumed if the Company is not informed in writing to the contrary by Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded) prior to the appointment of the Appraiser; provided, that in determining whether the requisite number of Warrant holders have consented to the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded. The costs and expenses associated with the Appraiser shall be borne by the Company.

12. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares, or scrip representing fractional Shares, the Company shall make a cash payment therefor on the basis of the Fair Market Value per Share then in effect.

13. Transferability. This Warrant and the Warrant Shares may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with applicable federal and state securities laws, and, in respect of the Warrant Shares only, also in accordance with the Articles and the Shareholders’ Agreement. In addition, no Holder shall Transfer any Warrants to any other Person if such Transfer would, if effected, result in the Company having more than 290 holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering. For greater certainty, any Transfer that violates the foregoing shall be deemed to be null and void ab initio and of no force and effect, and the Company shall not in any way give effect to or be required to recognize any such impermissible Transfer.

14. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its permitted assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. This Warrant and all rights hereunder are transferable by the Holder only pursuant to Section 13.

15. Rights of Shareholders. The Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor, subject to Section 227 of the British Columbia Business Corporations Act, provided the Holder is a Person whom the Court considers to be an appropriate Person to make an application under that section, shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

16. Expiration of Warrant. Subject to the provisions of Section 6, this Warrant shall expire and shall no longer be exercisable at 5:00 p.m., Eastern time, on June 9, 2014.

17. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or electronic mail or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

One N. Dale Mabry Highway

Suite 950

Tampa, Florida 33609

Attention: General Counsel

Facsimile:

Electronic Mail: mmclark@masonite.com

with copies to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention: Christian O. Nagler, Esq. and Joshua Korff, Esq.

Facsimile: (212) 446-4900

Electronic Mail: cnagler@kirkland.com and jkorff@kirkland.com

Goodmans LLP

250 Yonge Street, Suite 2400

Toronto,ON M5B 2M6

Attention: Celia Rhea and Brenda Gosselin

Facsimile: 416.979.1234

Electronic Mail: crhea@goodmans.ca and

bgosselin@goodmans.ca

If to the Warrant Agent:

Computershare Trust Company of Canada

100 University Avenue

9th Floor, North Tower

Toronto, Ontario M5J 2Y1

Attention: Manager, Corporate Trust

Facsimile:        (416) 981-9777

Any notices and other communications required or permitted in this Warrant to be sent to any Holder shall be effective if in writing and a copy thereto is furnished to The Depositary Trust Company, or if applicable, a successor entity to the Depositary Trust Company that is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission (“DTC”) and/or The Canadian Depository for Securities Limited and its corporate group (including CDS

Clearing and Depository Services Inc.), or, if applicable, a successor entity to The Canadian Depository for Securities Limited (“CDS”), as applicable, for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with Holders. Notice to the holder of record of any Warrants shall be deemed to be notice to the holder of such Warrants for all purposes hereof.

18. Governing Law. This Warrant and all claims arising out of or based upon this Warrant or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the Province of British Columbia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

19. Consent to Jurisdiction; Waiver of Jury Trial.

(a) The Holder and the Warrant Agent, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the Province of British Columbia for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and/or Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Warrant or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Warrant may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the Province of British Columbia, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 hereof is reasonably calculated to give actual notice.

(b) Waiver Of Jury Trial.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED AND SUBJECT TO EQUITABLE PRINCIPLES, THE HOLDER AND THE WARRANT AGENT HEREBY WAIVES AND COVENANTS THAT IT WILL

NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE HOLDER, THE WARRANT AGENT AND THE COMPANY EACH ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 19(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN HOLDING THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

20. Counterparts. This Warrant may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

21. Severability. If any term or other provision of this Warrant is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

22. Entire Agreement. This Warrant, the Articles and the Shareholders Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

23. Section Titles. The section titles contained in this Warrant are inserted for convenience only and will not affect in any way the meaning or interpretation of this Warrant.

24. Warrant Agreement. This Global Warrant Certificate represents warrants of the Company issued or issuable under the provisions of an agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Agreement”) dated as of June 9, 2009, between the Company and the Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth in full, to all of which the holder of this Warrant by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Agreement and this Global Warrant Certificate are for the sole benefit of the Company, the Warrant Agent and the holders of Warrants. Words and terms in this Global Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained on request without charge from the Company, at One N. Dale Mabry Highway, Suite 950, Tampa, FL 33609.

[Signature page to follow]

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Agreement.

[Signature page to follow]

Issued this 9th day of June, 2009.

MASONITE INC.

By
Name:
Title:

This Warrant Certificate is one of the Global Warrant Certificates referred to in the Warrant Agreement.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA

By
Authorized Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:	MASONITE INC.

Attention:

Dated:

1.        The undersigned hereby elects to purchase              Shares pursuant to the terms of the attached Warrant.

2. (Please	check one):

                     The undersigned hereby elects to exercise the attached Warrant by payment of immediately available funds, and herewith tenders payment for such Shares to the order of Masonite Inc. in the amount of $                     in accordance with the terms of the attached Warrant.

                     The undersigned hereby elects to exercise the attached Warrant by cashless exercise, and hereby elects to receive a number of Shares pursuant to such cashless exercise as calculated in accordance with the terms of the attached Warrant.

3.        If the said number of Shares is less than all of the Shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant representing the remaining balance of the unpurchased Shares with identical terms to the attached Warrant be issued and that such new Warrant be registered in the name of the undersigned and to the address as specified above:

(Name)

(Address)

5.        The undersigned acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States or any province in Canada, and that any transfer of the Shares is subject to the terms of the Warrant, the Articles and the Shareholders’ Agreement.

(Signature)

(Name)

(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                               the right represented by the attached Warrant to purchase shares of common stock of MASONITE INC., a company continued under the laws of British Columbia, to which the attached Warrant relates, and appoints                      attorney to transfer such right on the books of                     , with full power of substitution in the premises.

The undersigned has received and read a copy of the Shareholders’ Agreement and the Articles as currently in effect and has complied with all the provisions thereof and as contemplated in this Warrant relating to the transfer of Warrants, including delivery of the Joinder Agreement to the Company attached as Exhibit A to the Shareholders’ Agreement.

Dated:

(Signature must conform in all respects to name of Holder as specified in the Warrant)

Address:

Signed in the presence of:

EXHIBIT C

VOLATILITY

For any determination of Fair Market Value made in the case of clause (B) of the definition of Fair Market Value, the volatility shall be no greater than the amounts set forth below during the time periods specified below:

From the date hereof up to and including the third (3rd) anniversary of the date hereof: 40%, per annum.

After the third (3rd) anniversary of the date hereof up to and including the expiration of this Warrant: 30%, per annum.

Appendix B

Execution Copy

THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, MADE AS OF JUNE 9, 2009 TO WHICH THE COMPANY AND ITS SHAREHOLDERS ARE PARTIES AND THE ARTICLES OF THE COMPANY, AND ANY HOLDER OF SHARES OF THE COMPANY (WHETHER ACQUIRED UPON ISSUANCE OR TRANSFER) SHALL BE, AND BE DEEMED TO BE A PARTY TO AND BOUND BY THAT AGREEMENT AND THE ARTICLES OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SO LONG AS THE DEPOSITORY TRUST COMPANY, CDS CLEARING AND DEPOSITORY SERVICES INC., AND/OR ANY OF THEIR NOMINEES IS THE REGISTERED OWNER OF ANY WARRANTS, UNLESS (I) THE BOARD OF DIRECTORS OF THE COMPANY PROVIDES OTHERWISE OR (II) A PUBLIC OFFERING OF SHARES HAS OCCURRED, OWNERS OF BENEFICIAL INTERESTS IN SUCH WARRANTS WILL NOT BE ENTITLED TO HAVE SUCH WARRANTS REGISTERED IN THEIR NAMES.

ALL REFERENCES IN THIS WARRANT TO THE HOLDER OR OWNER OF THIS WARRANT SHALL BE DEEMED TO ALSO REFER TO THE HOLDER OR OWNER OF A BENEFICIAL INTEREST IN THIS WARRANT.

Warrant No.	Void after June 9, 2016

MASONITE INC.

WARRANT TO PURCHASE SHARES

This WARRANT TO PURCHASE SHARES (this “Warrant”) is issued to Cede & Co. (the “Holder”), by Masonite Inc., a corporation continued under the laws of British Columbia (the “Company”).

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to 2,500,001 fully paid and nonassessable Shares as such term is defined in Section 4(o), subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Warrant Shares”).

2. Exercise Price. The exercise price for the Warrant Shares shall be $50.77 per Share, subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Exercise Price”).

3. Exercise Period. Subject to the provisions of Section 6, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 16 hereof.

4. Definitions.

(a) 1934 Act. The term “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

(b) Affiliate. The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.

(c) Appraiser. The term “Appraiser” shall mean a nationally recognized independent investment banking firm in the U.S. or Canada.

(d) Articles. The term “Articles” shall mean, collectively, the Notice of Articles and the Articles of the Company.

(e) Change of Control Transaction. The term “Change of Control Transaction” shall mean a transaction that is a Drag-Along Sale as defined in the Articles, as in effect on the date hereof, and which, for the avoidance of doubt, shall include a sale or merger of the Company, approved by the board and by holders of Shares holding at least 50% of the then issued and outstanding Shares.

(f) Control. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g) Exercise Date. The term “Exercise Date” shall mean the date on which the Warrant is exercised pursuant to Section 5, including payment of the Exercise Price thereof pursuant to Section 5.

(h) Fair Market Value. The term “Fair Market Value” shall mean, as of any date of determination, (A) in the case of an Extraordinary Distribution (as such term is defined in Section 10(c)), the fair market value of any securities or assets paid, distributed or acquired, as the case may be, (B) in the case of Section 5(b) and Section 6, the fair market value of the Warrant Shares and the Warrants, respectively, which shall be determined based on such factors as the Person making such determination shall consider relevant, including without limitation (v) the aggregate fair market value of the equity of the Company and its subsidiaries, on a consolidated basis, on the date of determination, (w) the risk free rate at the time of valuation, (x) the Exercise Price, (y) the amount of time remaining in the Exercise Period (assuming the Warrant remained exercisable until the date set forth in Section 16 and was not earlier terminated pursuant to Section 6) and (z) the volatility of the equity value of the Company and its subsidiaries, on a consolidated basis assuming the equity of the Company were publicly traded, which volatility shall be no greater than the amounts set forth in Exhibit C for the time periods set forth thereon; provided, that, in the case of Section 6, if the consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) paid in such transaction exceeds the Exercise Price, the fair market value of this Warrant shall be deemed to equal the greater of (i) the excess of such consideration per Share (including the Fair Market Value of any such consideration to the extent that it is not cash) over the Exercise Price or (ii) an amount equal to fifty percent of the fair market value of this Warrant at the time of the consummation of the Change of Control Transaction(such fair market value to be determined in accordance with clauses (v) through (z) of this definition, provided that the aggregate fair market value of equity pursuant to clause (v) above shall be deemed to give rise to a value per Share equal to the Exercise Price), or (C) in the case of Section 12, the fair market value of the Shares. For the avoidance of doubt, the Appraiser shall not, in considering the factors enumerated in clause (B) of the preceding sentence, take into account any discounts for minority status or if the holder of the Warrant Shares, Shares or Warrants controls the Company, any premium that such holder of the Warrant Shares, Shares or Warrants would receive in an arms-length transfer of such Warrant Shares, Shares or Warrants as a result of such holder transferring control of the Company, unless such premium is available to all holders of the same securities.

(i) Marketable Securities. The term “Marketable Securities” shall mean securities that are (i) traded on an established U.S. national or non-U.S. securities exchange or (ii) reported through NASDAQ or established over-the-counter trading system, in each cases of clauses (i) and (ii) for which there is a public float of at least $20 million held by non-Affiliates of the Company.

(j) Plan. The term “Plan” shall mean, together, the plan of arrangement effected on June 9, 2009 pursuant to Section 192 of the Canada Business Corporations Act, and the Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code completed on June 9, 2009.

(k) Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(l) Public Offering. The term “Public Offering” shall mean an offering of Shares to the public in the United States by means of a U.S. Prospectus, where the securities are thereafter listed for trading on the New York Stock Exchange or on any other nationally recognized stock exchange or active over-the-counter market in North America acceptable to the Board of Directors of the Company.

(m) “Qualified Initial Public Offering. The term “Qualified Initial Public Offering” shall mean the completion of an underwritten Public Offering representing at least 10% of the Fully Diluted Eligible Shares of the Company, other than registrations on Form S-4 (business combinations) or Form S-8 (employee benefit plans).

(n) Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(o) Shares. The term “Shares” shall mean the Company’s common shares or other shares and other securities into which such shares are converted, exchanged or reclassified.

(p) Shareholders’ Agreement. The term “Shareholders’ Agreement” shall mean the shareholders’ agreement dated June 9, 2009 adopted pursuant to the Plan as amended, modified or supplemented from time to time; provided, that any amendment, modification or supplement that treats the Warrant holders in an inconsistent and adverse manner as contrasted to the holders of the Shares shall not be effective as to the Warrant holders without the prior written consent of Persons holding more than 50.1% of the Warrants as of the time of the applicable amendment, modification or supplement.

(q) Trading Day. The term “Trading Day” shall mean with respect to the Shares a day during which trading of the Shares generally occurs on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, on the automated quotation system on which the Shares are then authorized for quotation.

(r) Transfer. The term “Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of this Warrant, any interest or rights in this Warrant, including without limitation any beneficial interest.

(s) U.S. Prospectus. The term “U.S. Prospectus” shall mean any prospectus included in any registration statement under the Securities Act, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, Canadian wrappers (to the extent determined necessary and/or desirable by the Board of Directors of the Company) and all materials incorporated by reference therein.

(t) Volume Weighted Average Price. The term “Volume Weighted Average Price” of the Shares on any date means the volume weighted average sale price per share on such date on the principal U.S. national or non-U.S. securities exchange on which the Shares are then listed or, if the Shares are not listed on a U.S. national or non-U.S. securities exchange, an automated quotation system on which the Shares are then listed or authorized for quotation.

5. Method of Exercise.

(a) Subject to Section 3, the Holder may exercise this Warrant, in whole or in part, by delivering this Warrant to the principal office of the Company (or to such other place as the Company shall notify the Holder hereof in writing) (i) a written notice of exercise in the form of Exhibit A (an “Exercise Notice”), and (ii) either (A) a statement by the Holder of its election to exercise this Warrant on a cashless basis as described in Section 5(b) or (B) payment of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased by the Holder upon exercise of the Warrant in immediately available funds (the “Aggregate Exercise Price”). The Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

(b) Beginning on the date that is six months prior to the expiration of this Warrant, in lieu of paying the Exercise Price in cash upon exercise of this Warrant, the Holder may elect to forfeit that number of Warrant Shares which have a Fair Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased (“Net Issuance”). If the Holder elects the Net Issuance method of payment, the Company shall issue to the Holder upon exercise a number of Warrant Shares determined in accordance with the following formula:

X =	Y (A-B)
A

where: X = the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =	the Fair Market Value of one (1) Warrant Share on the Exercise Date; and

B =	the Exercise Price.

(c) As a condition to the exercise of this Warrant, prior to any Shares being issued, unless the Holder is already a party to the Shareholders’ Agreement at the time of the proposed exercise, the Holder shall execute and deliver to the Company a joinder agreement to the Shareholders’ Agreement; provided however, that the foregoing restriction shall cease to apply after a Qualified Initial Public Offering.

(d) No Shares will be issued upon exercise of this Warrant unless the Shares are issued through a depository and beneficial ownership in such Share is to be held through a bank or broker that is already considered a holder of the Shares for purposes of determining the number of holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering.

6. Exercise In the Event of a Change of Control Transaction. Upon the consummation of a Change of Control Transaction, this Warrant shall be automatically cancelled and deemed surrendered to the Company and the Company shall pay in exchange therefor immediately available funds in an amount equal to the Fair Market Value of this Warrant.

7. New Warrant If this Warrant is exercised in part, then the Company shall issue, or cause to have issued, to the Holder a new warrant with identical terms to this Warrant, but with the amount of Shares subject to such new warrant being reduced by the number of Shares theretofore issued pursuant to all exercises of the purchase rights evidenced by this Warrant or any replacement thereof.

8. Payment of Taxes. The Company shall pay any documentary, stamp or similar issue or transfer taxes with respect to the issue or delivery of the Warrant Shares. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Shares in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

9. Reservation and Registration of Shares. The Company covenants and agrees to the Holder and the Warrant Agent as follows:

(a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

(b) The Company shall at all times keep available and free from preemptive rights (other than those granted in favor of the shareholders of the Company as set forth in the Articles), a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

(c) The Company shall not, by amendment of its Articles through any reorganization, transfer of assets, spin off, consolidation, merger, amalgamation dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant.

10. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional Shares as a dividend, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. If the number of Warrant Shares is adjusted as provided for in this Section 10(a), the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately after such adjustment.

(b) Reclassification, Reorganization and Consolidation. Except as provided in Section 6, in case of any reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 10(a)), then the Company shall make appropriate provision so that the Holder shall have the right at any time thereafter and prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant in whole for all Warrant Shares, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, reorganization or change by a holder of the same number of Shares as the number of Warrant Shares immediately prior to such reclassification, merger (in which the beneficial owners of the Company immediately prior to such merger remain the beneficial owners of the Company immediately after such merger in the same relative percentages), amalgamation, consolidation, capital reorganization, or change. In any such case the Board of Directors of the Company shall determine in good faith other appropriate provisions with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any securities and property deliverable upon exercise hereof.

(c) Extraordinary Distributions. If the Company shall at any time prior to the expiration of this Warrant (i) make distributions (by dividend or otherwise) of any assets to all of the holders of the Shares (other than to those holding restricted Shares) (including but not limited to cash, securities, or warrants to purchase securities (including but not limited to the Shares)), other than a regular dividend following a Public Offering, (ii) grant rights to purchase securities to all of the holders of the Shares (other than to those holding restricted Shares), (iii) offer securities of the Company to all of the holders of the Shares (other than to those holding restricted Shares), regardless of whether or not all such holders purchased such securities, or (iv) make any offer to purchase all of the Shares (other than to those holding restricted Shares), in the case of clauses (ii) and (iii) at a price below Fair Market Value, and in the case of clause (iv) at a price above Fair Market Value, and in each case of clauses (i), (ii), (iii) and (iv) other than as described in Section 10(a) or Section 10(b) (any such non-excluded event being referred to herein as an “Extraordinary Distribution”), then the Exercise Price shall be decreased, effective immediately after (x) the record or other distribution date of such Extraordinary Distribution, by the amount of cash and/or Fair Market Value of any securities or assets paid or distributed on each Share in respect of such Extraordinary Distribution, (y) in the case of clauses (ii) and (iii), on the date of the issuance of such securities by the amount attributable to each outstanding Share of the excess of the amount of proceeds such securities would have produced had they been sold at Fair Market Value over the actual amount of proceeds or (z) in the case of clause (iv), on the date of the consummation of such offer to purchase the Shares by the amount attributable to each outstanding Share of the excess of the consideration paid for the Shares over the Fair Market Value of the Shares.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder and the Warrant Agent of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant and, if applicable, the adjusted Exercise Price.

(e) Other Notices. In case at any time or from time to time the Company shall enter into any agreement regarding a transaction described in Section 6 or Section 10 then the Company shall promptly send the Holder and the Warrant Agent a notice stating, as applicable (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such transaction is expected to become effective and the date as of which it is expected that holders of Shares of record shall be entitled to exchange their Shares for shares of stock or other securities or property or cash deliverable upon such transaction.

(f) Par Value of Shares. In no event shall the Exercise Price be adjusted below zero.

11. Determination of Fair Market Value.

(a) Determination. In the case of clauses (A) and (C) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by the Board of Directors of the Company acting in good faith and after considering the advice of independent financial experts. In the case of clause (B) of the definition of Fair Market Value, determinations of Fair Market Value shall be made by mutual agreement between (i) Persons holding more than 50.1% of the Warrants and (ii) the Company; provided, that in determining whether the requisite number of Warrant holders have agreed to such Fair Market Value, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded; provided further, that if such agreement is not reached within twenty days (in the case of a determination in connection with a Change of Control Transaction) or sixty days (in all other cases) following a request by the Holders for a determination of Fair Market Value then the parties shall submit such dispute (any such dispute, a “Fair Market Value Dispute”) to the Appraiser for resolution by it within thirty days thereafter; provided, further, that the Exercise Period shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders; provided, further, that in connection with a Change of Control Transaction the time periods set forth on Exhibit C shall be tolled until ten business days after such Fair Market Value Dispute has been finally determined by the Appraiser and notice of such determination has been provided to the Holders. Notwithstanding anything contained herein , in each case of clauses (A), (B) and (C) of the definition of Fair Market Value following a Public Offering and if the Shares are then Marketable Securities, the fair market value of the Shares shall be deemed to equal the average of the Volume Weighted Average Prices of the Shares during a period of twenty consecutive Trading Days ending on the Exercise Date or the date the Change of Control Transaction is first announced, as applicable. At the time of submission of the Fair Market Value Dispute to the Appraiser, the parties shall each submit to the Appraiser and to each other a memorandum explaining its respective position on the Fair Market Value Dispute in such detail as they may deem appropriate. The Appraiser, as soon as reasonably practicable after submission, shall consult with the parties jointly and decide the Fair Market Value Dispute. Each of the parties shall cooperate with the Appraiser and provide it with such access and information as such firm may require in order to render its determination. The Appraiser shall render such decision and report to the parties in writing specifying the reasons for its decision in reasonable detail, not later than thirty days following the date the Fair Market Value Dispute was submitted to it. The determination of the Appraiser shall be final, binding and conclusive, including through the expiration of this Warrant, and shall not be subject to appeal and shall be deemed to have been accepted by the parties; provided, that if such determination is rendered in connection with a Change of Control Transaction, any determination of Fair Market Value delivered by the Appraiser in connection therewith shall not be binding upon the parties if such Change of Control Transaction is not consummated.

(b) Appraiser. Within five business days after the twenty day or sixty day period (as applicable) described in Section 11(a) the Company shall give each of the Warrant holders and the Warrant Agent notice that the Appraiser will be appointed and the Appraiser shall be appointed by the Company within five business days after such notice is provided subject to the consent of Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded), which consent shall not be unreasonably withheld and which consent shall be presumed if the Company is not informed in writing to the contrary by Persons holding more than 50.1% of the Warrants (provided, that in determining whether the requisite number of Warrant holders have agreed to the appointment of the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded) prior to the appointment of the Appraiser; provided, that in determining whether the requisite number of Warrant holders have consented to the Appraiser, Warrants held by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be disregarded. The costs and expenses associated with the Appraiser shall be borne by the Company.

12. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares, or scrip representing fractional Shares, the Company shall make a cash payment therefor on the basis of the Fair Market Value per Share then in effect.

13. Transferability. This Warrant and the Warrant Shares may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with applicable federal and state securities laws, and, in respect of the Warrant Shares only, also in accordance with the Articles and the Shareholders’ Agreement. In addition, no Holder shall Transfer any Warrants to any other Person if such Transfer would, if effected, result in the Company having more than 290 holders of record (as such concept is understood for purposes of Section 12(g) of the 1934 Act), as determined by the Company, in its sole discretion, acting reasonably; provided, however, that the foregoing restriction shall cease to apply after a Public Offering. For greater certainty, any Transfer that violates the foregoing shall be deemed to be null and void ab initio and of no force and effect, and the Company shall not in any way give effect to or be required to recognize any such impermissible Transfer.

14. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its permitted assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. This Warrant and all rights hereunder are transferable by the Holder only pursuant to Section 13.

15. Rights of Shareholders. The Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor, subject to Section 227 of the British Columbia Business Corporations Act, provided the Holder is a Person whom the Court considers to be an appropriate Person to make an application under that section, shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

16. Expiration of Warrant. Subject to the provisions of Section 6, this Warrant shall expire and shall no longer be exercisable at 5:00 p.m., Eastern time, on June 9, 2016.

17. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or electronic mail or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

One N. Dale Mabry Highway

Suite 950

Tampa, Florida 33609

Attention: General Counsel

Facsimile:

Electronic Mail: mmclark@masonite.com

with copies to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention: Christian O. Nagler, Esq. and Joshua Korff, Esq.

Facsimile: (212) 446-4900

Electronic Mail: cnagler@kirkland.com and jkorff@kirkland.com

Goodmans LLP

250 Yonge Street, Suite 2400

Toronto,ON M5B 2M6

Attention: Celia Rhea and Brenda Gosselin

Facsimile: 416.979.1234

Electronic Mail: crhea@goodmans.ca and

bgosselin@goodmans.ca

If to the Warrant Agent:

Computershare Trust Company of Canada

100 University Avenue

9th Floor, North Tower

Toronto, Ontario M5J 2Y1

Attention: Manager, Corporate Trust

Facsimile:         (416) 981-9777

Any notices and other communications required or permitted in this Warrant to be sent to any Holder shall be effective if in writing and a copy thereto is furnished to The Depositary Trust Company, or if applicable, a successor entity to the Depositary Trust Company that is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission (“DTC”) and/or The Canadian Depository for Securities Limited and its corporate group (including CDS

Clearing and Depository Services Inc.), or, if applicable, a successor entity to The Canadian Depository for Securities Limited (“CDS”), as applicable, for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with Holders. Notice to the holder of record of any Warrants shall be deemed to be notice to the holder of such Warrants for all purposes hereof.

18. Governing Law. This Warrant and all claims arising out of or based upon this Warrant or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the Province of British Columbia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

19. Consent to Jurisdiction; Waiver of Jury Trial.

(a) The Holder and the Warrant Agent, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the Province of British Columbia for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and/or Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Warrant or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Warrant or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Warrant may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the Province of British Columbia, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 hereof is reasonably calculated to give actual notice.

(b) Waiver Of Jury Trial.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED AND SUBJECT TO EQUITABLE PRINCIPLES, THE HOLDER AND THE WARRANT AGENT HEREBY WAIVES AND COVENANTS THAT IT WILL

NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE HOLDER, THE WARRANT AGENT AND THE COMPANY EACH ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 19(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN HOLDING THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

20. Counterparts. This Warrant may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

21. Severability. If any term or other provision of this Warrant is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

22. Entire Agreement. This Warrant, the Articles and the Shareholders Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

23. Section Titles. The section titles contained in this Warrant are inserted for convenience only and will not affect in any way the meaning or interpretation of this Warrant.

24. Warrant Agreement. This Global Warrant Certificate represents warrants of the Company issued or issuable under the provisions of an agreement (which agreement together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Agreement”) dated as of June 9, 2009, between the Company and the Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Agreement were herein set forth in full, to all of which the holder of this Warrant by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Agreement and this Global Warrant Certificate are for the sole benefit of the Company, the Warrant Agent and the holders of Warrants. Words and terms in this Global Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained on request without charge from the Company, at One N. Dale Mabry Highway, Suite 950, Tampa, FL 33609.

[Signature page to follow]

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Agreement.

[Signature page to follow]

Issued this 9th day of June, 2009.

MASONITE INC.

By
Name:
Title:

This Warrant Certificate is one of the Global Warrant Certificates referred to in the Warrant Agreement.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA

By
Authorized Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:	MASONITE INC.

Attention:

Dated:

1.         The undersigned hereby elects to purchase              Shares pursuant to the terms of the attached Warrant.

2.         (Please check one):

                     The undersigned hereby elects to exercise the attached Warrant by payment of immediately available funds, and herewith tenders payment for such Shares to the order of Masonite Inc. in the amount of $                     in accordance with the terms of the attached Warrant.

                     The undersigned hereby elects to exercise the attached Warrant by cashless exercise, and hereby elects to receive a number of Shares pursuant to such cashless exercise as calculated in accordance with the terms of the attached Warrant.

3.         If the said number of Shares is less than all of the Shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant representing the remaining balance of the unpurchased Shares with identical terms to the attached Warrant be issued and that such new Warrant be registered in the name of the undersigned and to the address as specified above:

(Name)

(Address)

5.         The undersigned acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States or any province in Canada, and that any transfer of the Shares is subject to the terms of the Warrant, the Articles and the Shareholders’ Agreement.

(Signature)

(Name)

(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                               the right represented by the attached Warrant to purchase shares of common stock of MASONITE INC., a company continued under the laws of British Columbia, to which the attached Warrant relates, and appoints                      attorney to transfer such right on the books of                     , with full power of substitution in the premises.

The undersigned has received and read a copy of the Shareholders’ Agreement and the Articles as currently in effect and has complied with all the provisions thereof and as contemplated in this Warrant relating to the transfer of Warrants, including delivery of the Joinder Agreement to the Company attached as Exhibit A to the Shareholders’ Agreement.

Dated:

(Signature must conform in all respects to name of Holder as specified in the Warrant)

Address:

Signed in the presence of:

EXHIBIT C

VOLATILITY

For any determination of Fair Market Value made in the case of clause (B) of the definition of Fair Market Value, the volatility shall be no greater than the amounts set forth below during the time periods specified below:

From the date hereof up to and including the third (3rd) anniversary of the date hereof: 40%, per annum.

After the third (3rd) anniversary of the date hereof up to and including the expiration of this Warrant: 30%, per annum.